FINAL Effective February 18, 2016June 28, 2019 BYLAWS FEDERAL HOME LOAN BANK OF INDIANAPOLIS ARTICLE I Offices Section 1. Principal Office. The principal office of the Federal Home Loan Bank of Indianapolis ("Bank") is to be located in the City of Indianapolis, County of Marion, State of Indiana, or such location as the Board of Directors of the Bank (“Board”) shall designate. Section 2. Other Offices. In addition to its principal office, the Bank may maintain offices at any other place, or places, designated by the Board. ARTICLE II Stockholders' Meeting Section 1. Annual Report and Meeting. Following the close of each fiscal year, in compliance with SEC regulations, the Bank shall issue an Annual Report which shall provide a full report of the financial condition of the Bank. The holding of an annual meeting of stockholders each year shall not be required. The Board, at its option, may provide for an annual meeting in any particular year by adoption of a resolution designating the time and place for such annual meeting provided that each stockholder shall be notified of the time and place at least ten days before such annual meeting. The Board may submit to the stockholders at the meeting such matters as it may deem to be appropriate. The stockholders may discuss all of the affairs of the Bank and the situation in the Bank’s District of Indiana and Michigan in reference to home financing and Bank operations, and make such recommendations, as to them may appear to be appropriate, to the Board or to the Federal Housing Finance Agency (“FHFA”) or its legal successor. The Chair, or in his or her absence the Vice Chair, or in the absence of both of these officers, the President-Chief Executive Officer (“President-CEO”) of the Bank, shall preside at all meetings of the stockholders.

Exhibit 3.1 Section 2. Quorum Voting. The stockholders present shall constitute a quorum for the transaction of any business at a meeting of the stockholders. Each member of the Bank (“Member”) shall be entitled to cast one vote for the transaction of any business which, by law, or by the Bank’s Capital Plan as approved by the FHFA, must be submitted to stockholders for a vote; provided, however, that appointment or election of directors shall be effected as provided in Article III, Section 1, rather than at a meeting of stockholders. The senior official representing the Member at the meeting shall cast the vote on behalf of the Member. Section 3. Special Meetings. A special meeting of the stockholders of the Bank shall be called upon the written request of the President-CEO of the Bank, a majority of the Board, or one-fourth of the then current Members of the Bank. The Board shall designate the time and place for such special meeting to be held not less than ten days, nor more than sixty days, after the request therefor. Should the Board fail to act for a period of thirty days after the request for such meeting, the Secretary of the Bank shall designate a time and place. The Secretary of the Bank shall mail to each Member of the Bank at its last known address, as shown on the books of the Bank, a notice of such meeting. Such notice shall be sent at least ten days before such meeting, and shall contain a statement of the purpose or purposes and of the time and place of the meeting. Section 4. Cancellations. Previously scheduled meetings of the stockholders may be cancelled or postponed by resolution of the Board provided that notice of such cancellation or postponement is given to stockholders at least forty-eight hours prior to the date and time previously scheduled for such meeting. ARTICLE III Directors Section 1. Number, Qualification, and Elections. The Board shall consist of such persons as shall be elected thereto in accordance with the Federal Home Loan Bank Act, as amended from time to time (the “Act”), and the Rules and Regulations of the FHFA (“Rules and Regulations”). The Board shall be comprised of Member Directors, who shall comprise at least the majority of the members of the Board, and Independent Directors, who shall comprise not fewer than two-fifths (40%) of the members of the Board. A Member Director is a member of the Board of the Bank who is an officer or director of a Member institution that is located in the district in which the Bank’s principal office is located. Each member of the Board shall be elected by plurality vote of the Members. An Independent Director is a member of the Board who is a citizen of the United States and a bona fide resident of the district in which the Bank’s principal office is located. Independent Directors are divided into two categories: (i) those who qualify as Public Interest Directors, and (ii) other Independent Directors. Not fewer than 2 of the Independent Directors shall be Public Interest Directors. Annually, the Board shall determine how many, if any, of the authorized Page 2

Exhibit 3.1 Independent Directorships with terms beginning the following fiscal year shall be Public Interest Directorships. A Public Interest Director is an individual who has more than four years of experience in representing consumer or community interests on banking services, credit needs, housing, or financial consumer protections. Each Independent Director who does not also qualify as a Public Interest Director must have demonstrated knowledge of, or experience in, financial management, auditing and accounting, risk management practices, derivatives, project development, or organizational management, or such other knowledge as the FHFA Director provides by regulation. No independent director may, during the term of service on the Board, serve as an officer of any FHLBank or as a director, officer, or employee of any member of a Bank, or of any person that receives advances from a Bank. Each Independent Director shall be elected by the Members entitled to vote, from among eligible persons nominated by the Board (after consultation with the Affordable Housing Advisory Council of the Bank and the FHFA). The election for Independent Directors shall be by a plurality of the votes of the Members of the Bank at large, in a manner consistent with the Rules and Regulations. Section 2. Nomination and Election of Independent Directors. In accordance with the requirements of the Act and Rules and Regulations, and the procedures established by the Board, the Bank shall notify Members that it is seeking nominations for open Independent Directorships. All nominations shall be reviewed by the Bank to ensure each individual meets the eligibility requirements, including any knowledge or experience qualifications for such directorship. Upon verification that a nominee meets the eligibility requirements, the Board shall consult with the Affordable Housing Advisory Council before nominating any individual for any Independent Directorship. Following this consultation the Board shall select its nomination slate. Prior to announcing any Independent Director nominee, the Bank shall deliver to the FHFA, for the Director’s review, a copy of the Independent Director application forms executed by the individuals selected to the slate. Section 3. Regular Meetings. Regular meetings of the Board may be held at such time and place as shall be determined from time to time by the Board; provided, however, that such meetings shall be held at least quarter-annually. Regular meetings may be held without notice thereof, or the Board may direct the Secretary of the Bank to give three days' notice of regular meetings to each director. Section 4. Special Meetings. Special meetings of the Board may be called by its Chair, Vice Chair, or the President-CEO of the Bank stating the reasons therefor. Notice of the time, place and purpose or purposes of special meetings shall be given to each director; and such notice may be given by five days' written notice, or twenty-four hours' electronic notice or telephone notice, at the option of the person calling the meeting. Such meetings may be held at any time and place without previous notice if all of the directors are actually present, and notice of any special meeting may be waived by any director. Section 5. Quorum Voting. At any regular or special meeting of the Board, a majority of those authorized to act as directors shall constitute a quorum for the transaction of business, but a Page 3

Exhibit 3.1 smaller number may adjourn the meeting from time to time until a quorum is present. A majority of the directors present at any meeting, a quorum being present, shall decide questions submitted for decision. In the event of a tie vote of directors, the Board may, by one or more additional majority votes, decide or defer the question. Section 6. Conference Call Meetings. A member of the Board, or of any committee of the Board, may participate in a meeting of the Board or such committee, respectively, by means of a conference telephone, video conference or similar communications equipment by which all persons participating in the meeting can communicate with each other, and participation by these means constitutes presence in person at the meeting, subject to the Act and Rules and Regulations. Section 7. Officers of the Board. The officers of the Board shall be a Chair and a Vice Chair, each elected by a majority of the Board from among the directors for a two-year term, and a Secretary. The Corporate Secretary of the Bank shall serve as Secretary to the Board. The officers of the Board shall have such duties as are usually incident to their respective offices and such as may be assigned to them by the Board. Section 8. Chairman or Vice Chairman Vacancy. The Board shall elect a director to fill the remainder of a Chair’s or Vice Chair’s unexpired term when: • the director’s term on the Board expires prior to the end of that director’s term as Chair or Vice Chair, and the director is not re-elected to a seat on the Board, or • the Chair or Vice Chair vacates the position. The Board will conduct the election at the next regularly scheduled meeting after the expiration of that director’s term or after the vacancy. Section 9. Order of Business. At meetings of the Board, business shall be transacted in such order as, from time to time, the Board may determine. At all meetings of the Board, the Chair, or in his or her absence the Vice Chair, or in the absence of both of these officers, a chair pro tempore selected by the Board, shall preside. Section 10. Responsibilities for Policies. The Board shall review and adopt, in accordance with the Rules and Regulations, all such policies and plans as may be required by the FHFA from time to time (“Policies”). Section 11. Designation of Depositories. The Board shall designate one or more trust companies or banks in which shall be deposited the monies or securities of the Bank, except as otherwise provided by the Act and the Rules and Regulations. Notwithstanding the foregoing provisions of this section, any special series United States Treasury Obligations owned by the Bank shall be held with such depository or depositories as may be provided in the Rules and Regulations. Page 4

Exhibit 3.1 Section 12. Compensation. Members of the Board shall receive compensation for their services as provided for in a resolution or policy appropriately adopted by the Board from time to time, and may receive reimbursement of expenses incurred with respect to rendering such services, all compensation and expense reimbursement subject to the Act, Rules and Regulations, and Policies. Section 13. Vacancies. In the event of a vacancy in a directorship, the remaining members of the Board, by majority vote, shall elect a qualified replacement to fill the unexpired term of the vacant directorship, regardless of whether the remaining directors constitute a quorum of the Board. Section 14. Designation of Acting Chair or Vice Chair; Removal. Upon the request of any member of the Board or President-CEO of the Bank, the Chair, the Vice Chair, any member of the Executive/Governance Committee of the Board, or the President-CEO may convene a meeting of the Executive/Governance Committee to investigate and determine whether: (a) the Chair or Vice Chair is not available to carry out the requirements of that office for any period, except as provided under Article III, Section 8 in cases of vacancies, or (b) the Chair or Vice Chair should be removed from office for good cause. Notice of the time, place and purpose of such meeting shall be sent to all members of the Executive/Governance Committee and a copy provided to all other directors. Notice shall be given by five days’ written notice, three days’ facsimile/electronic mail notice, or twenty-four hours’ telephone notice at the option of the person calling the meeting. At such meeting, the person calling such meeting shall report on the reason for the meeting. The Executive/Governance Committee shall be responsible for making a full investigation of the facts bearing on whether the Chair or Vice Chair is unavailable for any period, or should be removed for good cause, as well as determining the applicable standards for good cause for removal. However, such standards as may be determined by the Executive/Governance Committee that constitute good cause shall generally be based upon a violation of the Bank’s Code of Conduct or the director’s duties and obligations as provided under the Act, the Rules and Regulations, and/or applicable state law. All Executive/Governance Committee members, except for the Chair or Vice Chair who is the subject of the investigation, shall be permitted to participate in the deliberations and actions of the Executive/Governance Committee. The Executive/Governance Committee shall provide the Chair or Vice Chair who is the subject of the investigation a reasonable opportunity to be heard and to respond to the charges. After completion of the investigation, the Executive/Governance Committee shall report to the Board at a regular or a special meeting called for such purpose with respect to its investigation and its recommendation as to action to be taken, if any. Upon receiving such recommendation, the Board by majority vote of all directors then serving on the Board (other than the subject of the investigation, who shall not vote thereon) may remove the Chair or Vice Chair, who is the subject of the investigation, for any period due to inability to serve, or for cause, and appoint an acting Chair or Vice Chair for the period of inability or, if for cause, to serve out the remaining term of the officer so removed. Removal of the Chair or Vice Chair shall not affect such individual’s right to continue as a director. Page 5

Exhibit 3.1 ARTICLE IV Committees Section 1. Executive/Governance Committee. The Executive/Governance Committee shall consist of at least seven members of the Board, at least two of whom shall be Independent Directors. At the last regularly-scheduled meeting of the Board in each year, the Board shall select the members for such committee for the upcoming year and shall appoint a Chair, a Vice Chair, and may designate a secretary of the Committee. The Board may also name an additional one of its members as an alternate member of the Executive/Governance Committee, such member to attend meetings of the Committee and serve as a member thereof upon the call of the Chair of the Executive/Governance Committee or the President-CEO of the Bank whenever the presence of the alternate member is necessary to obtain a quorum of a regular or special meeting of the Executive/Governance Committee. The Board may change the name of the Executive/Governance Committee at any time without the necessity of amending this Bylaw. During the intervals between the meetings of the Board, the Executive/Governance Committee shall possess and may exercise all of the powers of the Board in the management and direction of the affairs of the Bank in all cases in which specific directions shall not have been given by the Board. All action by the Executive/Governance Committee shall be reported to the Board at its meeting next succeeding such action, and shall be subject to revision and alteration by the Board; provided, that no rights of third parties shall be affected by any such revision or alteration. A majority of the Executive/Governance Committee shall be necessary to constitute a quorum, and in every case the affirmative vote of a majority of the members of the Committee present at the meeting shall be necessary for the passage of any resolution. The Committee shall fix its own rules of procedure, and shall meet as provided by such rules or by resolution of the Board, or, additionally, at the call of the Chair or of the President-CEO of the Bank. In the event of a national emergency, if all of the persons hereinbefore authorized to call a meeting of the Executive/Governance Committee are unavailable for duty, a meeting may be called by any other member of the Committee. Section 2. Audit Committee. There shall be appointed by the Board an Audit Committee of at least five members of the Board (at least one of which shall have extensive accounting or financial management experience) which shall review and oversee the financial condition, accounting and financial practices and policies of the Bank, in keeping with the Act, the Rules and Regulations, and the charter of the Audit Committee as approved by the Board. The Audit Committee shall hire and establish the compensation of the Bank’s Chief Internal Audit Officer and shall have the authority to terminate the employment of such person, with or without cause, at any time. The Board shall designate the Chair of the Audit Committee, a Vice Chair, and the Committee may select its secretary. The Audit Committee shall not be combined with any other Page 6

Exhibit 3.1 committee of the Board. Both the Audit Committee, and the Board as a whole, shall review and assess the adequacy of the Audit Committee charter not less frequently than annually, and the Board shall amend the Audit Committee charter whenever it deems it appropriate to do so and shall reapprove the Audit Committee charter not less often than every three years. The Board may change the name of the Audit Committee at any time without the necessity of amending this Bylaw. Section 3. Risk Oversight Committee. There shall be appointed by the Board a Risk Oversight Committee of at least four members of the Board (at least one of which shall have risk management experience that is commensurate with the Bank’s capital structure, risk appetite, complexity, activities, size, and other appropriate risk-related factors), in addition to the Board Chair as an ex-officio member, which shall assist the Board in fulfilling its responsibility with respect to adopting, and periodically reviewing, the Bank’s enterprise-wide risk management program, including the Bank’s risk appetite statement and significant policies and practices used in managing credit, market, liquidity, business, operational and certain other risks, in keeping with the Act, the Rules and Regulations, and the charter of the Risk Oversight Committee as approved by the Board. The Board shall designate the Chair of the Risk Oversight Committee and its Vice Chair, and the Bank’s Chief Risk Officer shall serve as the Committee’s secretary, with the assistance of the Corporate Secretary. The Chair of the Risk Oversight Committee shall not serve in a management capacity of the Bank. The Risk Oversight Committee shall not be combined with any other committee of the Board. The Board may change the name of the Risk Oversight Committee at any time without the necessity of amending this Bylaw. Section 4. Finance/Budget Committee. There shall be appointed by the Board a Finance/Budget Committee of at least seven members of the Board. The President-CEO of the Bank (or a Vice President who has been designated as chief administrative officer, if applicable) shall prepare and submit to the Budget Committee a proposed budget for the following calendar year which, after review by the Committee, shall be presented to the Board for approval at a meeting to be held during the fourth calendar quarter of the year preceding the calendar year for which the budget has been prepared. Following its adoption, the annual approved budget may be amended by the Board at any time. The Board shall designate the Chair of the Budget Committee, a Vice Chair, and the Committee may select its secretary. The Board may change the name of the Finance/Budget Committee at any time without the necessity of amending this Bylaw. Section 5. Human Resources Committee. There shall be appointed by the Board a Human Resources Committee, which shall, among other duties, advise the Board on issues of officer and employee compensation and benefits, and directors’ compensation, in keeping with the Act, the Rules and Regulations, and the charter of the Human Resources Committee as approved by the Board. However, issues related to compensation for employees of the Bank’s Internal Audit Department and for the Chief Internal Audit Officer, including the Internal Audit employees’ incentive compensation plan, shall be the responsibility of the Audit Committee of the Board. The Board shall designate the Chair of the Human Resources Committee, a Vice Chair, and the Page 7

Exhibit 3.1 Committee may select its secretary. The Board may change the name of the Human Resources Committee at any time without the necessity of amending this Bylaw. Section 6. Other Committees. The Board may delegate from time to time to other committees special projects, detailed analysis, or any duties that are required to be executed during the intervals between the meetings of the Board. To the extent reasonably feasible, such committees shall be selected so as to employ the services of all of the membership of the Board among the various Board committees in the aggregate. Nothing in this section shall limit the power of the Board to establish additional committees on an ad hoc or standing basis or, to assign additional responsibilities to any committee, or to change the name of any committee. Section 7. Consent Action. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board or such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or such committee. ARTICLE V Officers and Employees Section 1. Officers. The corporate officers of the Bank shall be a President-CEO, one or more Vice Presidents, and a Treasurer, all of whom shall be elected by the Board. There shall also be a Corporate Secretary, who shall be appointed by the President-CEO, and who may or may not be an officer of the Bank. The President-CEO shall be the chief administrative officer of the Bank and as such shall be primarily responsible for the operation and management of the Bank; provided, however, the Board may instead designate a Vice President as the chief administrative officer of the Bank. The President-CEO of the Bank shall appoint a Chief Risk Officer (CRO) to implement and maintain appropriate enterprise-wide risk management practices for the Bank. The CRO shall be responsible for an independent enterprise-wide risk management function and shall report directly to the President-CEO and shall provide periodic reporting directly to the Risk Oversight Committee. The President-CEO of the Bank shall also appoint a Chief Compliance Officer (CCO) to assure that the Bank complies with applicable laws, rules, regulations, and internal controls. The CCO shall report directly to the President-CEO, and shall report regularly to the Board, or an appropriate committee thereof, on the adequacy of the Bank’s compliance policies and procedures, including the Bank’s compliance with them, and shall recommend any revisions to such policies and procedures that he or she considers necessary or appropriate. Page 8

Exhibit 3.1 The same person may hold any two offices, but no person shall execute, acknowledge, or verify any instrument in more than one capacity. The Board shall adopt an appropriate resolution at a meeting held during the fourth calendar quarter of the year electing corporate officers to serve for the next calendar year and until their respective successors are elected and qualified. The Board may also appoint such other corporate officers as they shall deem necessary who shall have such authority and shall perform such duties as from time to time may be prescribed by the Board. Any corporate officer may be removed by the Board at any time, with or without cause. Additionally, the President-CEO (or his or her designated senior officer(s)) may terminate the employment of any other corporate officer (other than the Chief Internal Audit Officer) at any time, with or without cause, and such termination shall also constitute removal of such person as a corporate officer. Each of the corporate officers of the Bank shall devote his or her entire time, skill and energy to the business of the Bank, unless the contrary is expressly consented to by the Board. The corporate officers shall have such powers and duties as are usually incident to their respective offices and such as may be assigned to them by the Board or the President-CEO. They shall have full responsibility for the operation of the Bank under the direction of the Board and the Executive/Governance Committee. They shall report to committees of the Board on matters under consideration or to be considered by such committees and shall see that a report of the operation of the Bank is made to the Board at each regular meeting. The corporate officers of the Bank designated by the Board may process applications for membership, extend or deny credit and take such other action as is in conformity with the policies of the Bank and of the Rules and Regulations. Section 2. Employees and Legal Counsel. There shall also be such other employees (which may include inside General Counsel) as the Board may authorize or whose appointment the Board may ratify; and they shall have such duties as shall be assigned to them by the Board or the President-CEO of the Bank. The President-CEO or the General Counsel of the Bank shall have the authority to retain outside legal counsel to represent the Bank, and, additionally, the Board or any committee of the Board may retain outside legal counsel to represent the Board or any such committee. Section 3. Compensation. At a meeting held during the fourth calendar quarter, the Board shall adopt an appropriate resolution establishing compensation of the President-CEO to be effective during the next calendar year. The compensation of corporate officers and the total limits of compensation for all other employees shall not exceed the limits set forth in the budget approved by the Board. Page 9

Exhibit 3.1 ARTICLE VI Capital Stock Each member stockholder shall acquire and retain capital stock in the manner and amount prescribed by the Act, the Rules and Regulations and the Capital Plan of the Bank. The manner of issuance, transfer and redemption of capital stock, as well as the payment of dividends, shall be as prescribed by the Act, the Rules and Regulations and the Capital Plan of the Bank. ARTICLE VII Indemnification of Directors, Officers and Employees Section 1. Definitions. For purposes of this Article VII, the following terms shall have the following meanings: (a) "Liabilities" and "Expenses" shall mean monetary obligations incurred by or on behalf of a director, officer or employee in connection with the investigation, defense or appeal of a Proceeding or in satisfying a claim thereunder and shall include, but shall not be limited to, attorneys' fees, paralegal fees, court costs, filing fees, fees, losses and costs incurred in arbitration, mediation, or other form of alternative dispute resolution, costs of investigations, experts (including without limitation, accounting, criminal and forensic experts) and disbursements, other professional fees and expenses, amounts of judgments, fines or penalties, excise taxes assessed with respect to an employee benefit plan, and amounts paid in settlement by or on behalf of a director, officer or employee. (b) "Other Enterprise" shall mean any corporation, partnership, limited liability company, limited liability partnership, joint venture, trust, employee benefit plan, regulatory agency, or other enterprise, whether for profit or not, for which a director, officer or employee is or was serving, at the request of the Bank, as a director, officer, partner, trustee, employee, manager, member or agent. Without limiting the generality of the foregoing, any director, officer or employee of the Bank who is or was rendering services to the Office of Finance, the Council of Federal Home Loan Banks, the Affordable Housing Advisory Council, the Financing Corporation, Pentegra, the Financial Institutions Retirement Fund, the Financial Institutions Thrift Plan, any Federal Home Loan Bank System committee (including, but not limited to, the Bank Presidents Conference and any committee thereof), any non-profit community organization whose primary purpose is housing or financial literacy, or the successor entity to any of the foregoing, shall be deemed to be serving or have served at the request of the Bank. The phrase “at the request of the Bank” shall include a request made by: (i) resolution of the Board of Directors of the Bank, or (ii) action of any officer of the Bank directed to any director, other officer or employee of the Bank. Page 10

Exhibit 3.1 (c) "Proceeding" shall mean any claim, action, suit or proceeding (whether brought against, by or in the right of, the Bank or Other Enterprise, or otherwise), civil, criminal, administrative or investigative, whether formal or informal, including arbitration, mediation or other form of alternative dispute resolution and whether actual or threatened or in connection with an appeal relating thereto, in which a director or officer may become involved, as a party or otherwise, (i) by reason of his or her being or having been a director, officer or employee of the Bank (and, if applicable, an agent of the Bank) or a director, officer, partner, trustee, employee, manager, member or agent of an Other Enterprise or arising out of his or her status as such, or (ii) by reason of any past or future action taken or not taken by a director, officer or employee in any such capacity, whether or not he or she continues to be such at the time he or she incurs Liabilities and Expenses under the Proceeding. “Proceeding” shall include any claim, action, suit or proceeding involving the determination of any right to indemnification of a director, officer or employee. (d) "Standard of Conduct" shall mean that a director, officer or employee, based on facts then known to the director, officer or employee, discharged the duties as a director, officer or employee, including duties as a member of a committee, in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Bank or Other Enterprise, as the case may be, and, in addition, in any criminal Proceeding had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful. The termination of any Proceeding, by judgment, order, settlement (whether with or without court approval) or conviction or upon a plea of guilty, shall not create a presumption that the director, officer or employee did not meet the Standard of Conduct. The termination of any Proceeding by a consent decree or upon a plea of nolo contendere, or its equivalent, shall create the presumption that the director, officer or employee met the Standard of Conduct. (e) “Willful misconduct or recklessness” shall have the meaning of those words under the Indiana Business Corporation Law as in effect on January 1, 2005, including, specifically the Indiana Comments to I.C. 23-1-35-1(e). Section 2. Applicable Law; No Rights Created. To the extent not inconsistent with the Act, the Rules and Regulations, other applicable authorizing statutes of the Bank, other Federal law, rules, and regulations, and the safe and sound operations of the Bank, the Bank elects to follow the corporate governance and indemnification provisions, practices and procedures set forth in the Indiana Business Corporation Law (“IBCL”), I.C. 23-1-17-1 et seq. Nothing in this election of state law shall create or be deemed to create any rights in any third party, including in any Member of the Bank, nor shall it cause or be deemed to cause the Bank to become subject to the jurisdiction of any state court with respect to the Bank’s corporate governance or indemnification provisions, practices or procedures. Also, this election of IBCL provisions is not Page 11

Exhibit 3.1 intended to include, and does not include, the application of Indiana state law provisions related to stockholders, such as stockholder procedural provisions, stockholder rights to obtain information from a corporation’s management, stockholder voting, or stockholder meeting rights. Section 3. Indemnification. If a director, officer or employee is made a party to or threatened to be made a party to, or is involved as a witness or otherwise in, any Proceeding, the Bank shall indemnify and hold harmless the director, officer or employee against Liabilities and Expenses incurred by him or her in connection with such Proceeding in the following circumstances: (a) If a director, officer or employee has been wholly successful on the merits or otherwise with respect to any such Proceeding, he or she shall be entitled to indemnification for Liabilities and Expenses as a matter of right. If a Proceeding is terminated against the director, officer or employee by consent decree or upon a plea of nolo contendere, or its equivalent, the director, officer or employee shall not be deemed to have been "wholly successful" with respect to such Proceeding; (b) In all other situations, a director, officer or employee shall be entitled to indemnification for Liabilities and Expenses as a matter of right unless (i) the director, officer or employee has breached or failed to perform his or her duties, or conduct his or her relationship, with respect to the Bank or Other Enterprise in compliance with the Standard of Conduct and (ii) with respect to any action or failure to act by the director, officer or employee which is at issue in such Proceeding, such action or failure to act constituted willful misconduct or recklessness; and the burden of proving Section 23(b)(i) and (ii) shall be on the Bank. To be entitled to indemnification pursuant to this Section 3(b), the director, officer or employee must notify the Bank of the commencement of the Proceeding in accordance with Article VII, Section 6, and request indemnification. A review of the request for indemnification and the facts and circumstances underlying the Proceeding shall be made in accordance with one of the procedures described below; and the director, officer or employee shall be entitled to indemnification as a matter of right unless, in accordance with such procedure, it is determined beyond a reasonable doubt that (i) the director, officer or employee breached or failed to perform his or her duties in compliance with the Standard of Conduct, and (ii) the breach or failure to perform constituted willful misconduct or recklessness. Any one of the following procedures may be used to make the review and determination of a director's, officer's or employee’semployee's request for indemnification under this Section 3(b): (A) by the Board by a majority vote of a quorum consisting of directors who are not parties to, or who have been wholly successful with respect to, such Proceeding; Page 12

Exhibit 3.1 (B) if a quorum cannot be obtained under (A) above, by a majority vote of a committee duly designated by the Board (in the designation of which, directors who are parties to such Proceeding may participate), consisting solely of two or more directors who are not parties to, or who have been wholly successful with respect to, such Proceeding; (C) by independent legal counsel selected by a majority vote of the full Board (in which selection, directors who are parties to such Proceeding may participate) and which may be outside counsel regularly employed by the Bank; or (D) by a committee consisting of three (3) or more disinterested persons selected by a majority vote of the full Board (in which selection, directors who are parties to such Proceeding may participate). (c) Any determination made in accordance with the above procedures shall be binding on the Bank and the director, officer or employee. If several claims, issues or matters of action are involved, a director, officer or employee may be entitled to indemnification as to some matters even though he or she is not entitled to indemnification as to other matters. The indemnification herein provided shall be applicable to Proceedings made or commenced after the adoption of this Article VII, whether arising from acts or omissions to act which occurred before or after the adoption of this Article VII. Section 4. Prepaid Liabilities and Expenses. The Liabilities and Expenses which are incurred or are payable by a director, officer or employee in connection with any Proceeding shall be paid by the Bank in advance, promptly (but in no event more than forty-five (45) days) after submission of proper evidence thereof to the Bank, including a written affirmation by the director, officer or employee of that person’s good faith belief that they have met the Standard of Conduct, and a written agreement between such director, officer or employee and the Bank, that, in the event it shall ultimately be determined as provided herein that the director, officer or employee was not entitled to be indemnified, or was not entitled to be fully indemnified, the director, officer or employee shall repay to the Bank such amount, or the appropriate portion thereof, so paid or advanced. Section 5. Exceptions to Indemnification. Notwithstanding any other provisions of this Section to the contrary, the Bank shall not indemnify a director, officer or employee: (a) for any Liabilities and Expenses for which payment is actually made to or on behalf of a director, officer or employee under any valid and collectible insurance Page 13

Exhibit 3.1 policy, except in respect of any excess Liabilities and Expenses beyond the amount of payment under such insurance policy or policies; or (b) for any Liabilities or Expenses incurred in a suit or claim against the director, officer or employee arising out of or based upon actions attributable to the director, officer or employee in which the director, officer or employee gained any personal profit or advantage to which he or she was not legally entitled; provided, however, that the provisions of this Section 5(b) shall not be deemed to prohibit indemnification of Expenses incurred by a director, officer or employee of the Bank in a Proceeding against the director, officer or employee for return of compensation paid to such person in the normal course of business of the Bank unless (i) the director, officer or employee breached or failed to perform his or her duties as a director, officer or employee in compliance with the Standard of Conduct and (ii) with respect to any action or failure to act by the director, officer or employee which is at issue in such suit or claim, such action or failure to act constituted willful misconduct or recklessness. Section 6. Notification and Defense of Proceeding. Promptly after receipt by a director, officer or employee of notice of the commencement of any Proceeding, the director, officer or employee will, if a request for indemnification in respect thereof is to be made against the Bank under this Article VII, notify the Bank of the commencement thereof; but the failure to so notify the Bank will not relieve it from any obligation which it may have to the director, officer or employee under this Article VII or otherwise. With respect to any such Proceeding as to which the director, officer or employee notifies the Bank of the commencement thereof: (a) the Bank will be entitled to participate therein at its own expense; (b) except as otherwise provided below, to the extent that it may so desire, the Bank, jointly with any other indemnifying party similarly notified, will be entitled to assume the defense thereof, with counsel reasonably satisfactory to the director, officer or employee. After notice from the Bank to the director, officer or employee of its election to assume the defense of the director, officer or employee in the Proceeding, the Bank will not be liable to the director, officer or employee under this Article VII for any legal or other Expenses subsequently incurred by the director, officer or employee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. The director, officer or employee shall have the right to employ counsel in such Proceeding, but the Expenses of such counsel incurred after notice from the Bank of its assumption of the defense thereof shall be at the expense of the director, officer or employee unless: (i) the employment of counsel by the director, officer or employee has been authorized by the Bank; Page 14

Exhibit 3.1 (ii) the director, officer or employee shall have reasonably concluded that there may be a conflict of interest between the Bank and the director, officer or employee in the conduct of the defense of such Proceeding; or (iii) the Bank shall not in fact have employed counsel to assume the defense of such Proceeding; in each of which cases the Expenses of counsel employed by the director, officer or employee shall be paid by the Bank. The Bank shall not be entitled to assume the defense of any Proceeding brought by or in the right of the Bank or as to which the director, officer or employee shall have made the conclusion provided for in (ii) above; and (c) the Bank shall not be liable to indemnify a director, officer or employee under this Article VII for any amounts paid in settlement of any Proceeding without the Bank's prior written consent. The Bank shall not settle any action or claim in any manner which would impose any penalty or limitation on a director, officer or employee without the prior written consent of the director, officer or employee. Neither the Bank nor a director, officer or employee will unreasonably withhold its, his or her consent to any proposed settlement. Section 7. Enforcement. Any indemnification under this Article VII shall be made promptly (but in no event later than forty-five (45) days) after the director, officer or employee has been wholly successful on the merits or otherwise with respect to any Proceeding or upon the determination in accordance with Section 3(b) of this Article VII that the director, officer or employee is entitled to indemnification. Any advancement of Expenses under this Article VII shall be made promptly (but in no event later than forty-five (45) days) after receipt by the Bank of a written request from the person seeking advancement of Expenses including a written affirmation of such person’s belief that he or she has met the applicable Standard of Conduct and such person’s written undertaking to repay all amounts so advanced (as required by Section 4 of this Article VII). Any right of a director, officer or employee to indemnification or advancement of Expenses as granted by this Article VII may be enforceable by such director, officer or employee in any court of competent jurisdiction, (subject, however, to any mandatory arbitration agreement between an employee and the Bank which shall require disputes between the employee and the Bank to be arbitrated as required therein), if the Bank denies such request, in whole or in part, or if no disposition thereof is made within thirty (30) days after receipt by the Bank of request therefor. Section 8. Other Rights and Remedies. The rights of indemnification provided under this Article VII are not exhaustive and shall be in addition to any rights to which a director, officer or employee may otherwise be entitled by contract, bylaw, shareholder vote or as a matter of law. Irrespective of the provisions of this Article VII, the Bank may, at any time and from time to time, indemnify directors, officers, employees and other persons to the full extent permitted by applicable law, whether with regard to past or future matters. Page 15

Exhibit 3.1 Section 9. Continuation of Indemnity. All obligations of the Bank under this Article VII shall survive the termination of a director's, officer's or employee’s service in any capacity covered by this Article VII. Section 10. Insurance. The Bank may purchase and maintain insurance on behalf of any person who is, was or has agreed to become a director, officer, employee, attorney or agent of the Bank or any person who is or was serving or has agreed to serve at the request of the Bank as a director, officer, partner, trustee, employee, manager member or agent of an Other Enterprise against any liability asserted or threatened against such person and incurred by such person in any capacity or arising out of his or her status as such, whether or not the Bank would have the power to indemnify such person against such liability under the provisions of applicable statutes, this Article VII or otherwise. Notwithstanding the foregoing, the Bank shall not pay the premiums for any insurance or fidelity bonds for directors and officers, to the extent that the insurance or fidelity bond provides coverage prohibited by the Rules and Regulations of the FHFA. Section 11. Contractual Rights and Applicability. It is the intent of this Article VII to empower the Bank to provide indemnification and advancement of expenses to the fullest extent allowed by law. Except as otherwise expressly provided herein, indemnification shall be provided without regard to the legal or equitable theory of the Proceeding, including but not limited to criminal claims, conspiracy claims, joint, several, comparative or sole negligence, breach of contract or warranty, strict liability, breach of fiduciary duty, mismanagement, corporate waste, or violation of federal or state securities law or any other law, regulation or policy. The right to be indemnified or be reimbursed or advanced expenses pursuant hereto (a) is a contract right based upon good and valuable consideration, pursuant to which the person entitled thereto may bring suit as if the provisions thereof were set forth in a separate written contract between the person and the Bank, (b) is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, (c) shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto, and (d) shall inure to the benefit of the heirs and personal representatives of any present or former director, officer, or employee. If any portion of this Article VII shall be invalidated on any ground by any court of competent jurisdiction, or in any arbitration proceeding, then the Bank shall nevertheless indemnify each person entitled to indemnification or advancement of Expenses under this Article VII as to all Liabilities and Expenses actually and reasonably incurred or suffered by such person and for which indemnification is available to such person pursuant to this Article VII to the full extent permitted by any applicable portion of this Article VII that shall not have been invalidated and to the fullest extent permitted by applicable law. Section 12. Indemnification of Agents of the Bank. The Bank may, to the extent authorized by the Board from time to time, grant rights to indemnification and advancement of Page 16

Exhibit 3.1 Expenses to agents of the Bank to the full extent of the provisions of this Article VII with respect to the indemnification, of, and advancement of Expenses to, directors, officers, or employees of the Bank. Section 13. Restrictions on Indemnification Rights and Payments Arising From Administrative Proceedings or Civil Actions Initiated by FHFA. Notwithstanding anything herein to the contrary, for indemnification claims and requests in connection with an administrative proceeding or civil action that has been initiated by the FHFA: (a) there shall be no indemnification that is otherwise available under this Article VII unless the Board determines indemnification is proper, in accordance with 12 C.F.R. § 1231.4(c); and (b) regardless of any Board finding, there shall be no such indemnification if: (i) the subject matter of the proceeding or civil action results in a final and non-reviewable order or settlement in which the person seeking indemnification is found culpable or admits culpability, respectively, for violating a law or regulation that is the basis for the charges to which claims for indemnification specifically relate; or (ii) the affiliated party seeking indemnification is subject to a final and non-reviewable prohibition order under 12 U.S.C. § 4636a. ARTICLE VIII General Provisions Section 1. Minutes. Accurate minutes of each meeting of the stockholders of the Bank pursuant to Article II hereof, of the Board, of the Executive/Governance Committee, and of any other committee shall be signed by the presiding officer and attested under the seal of the Bank by the secretary serving at such meeting. The original copiesCopies of such minutes shall be preserved by the Bank in minute books in custody of the Secretary of the Board but available to the examiners or other official representatives of the FHFA. Section 2. Corporate Seal. The Seal of the Bank shall be as hereto affixed and shall be in charge of the Secretary for his discretionary use with respect to certification of Bank documents. Section 3. Banking Hours. The Bank shall be kept open for business for such hours as the President-CEO shall fix, and employees shall remain in performance of their duties for such hours as may be required by the corporate officers. Section 4. Surety Bonds. The Bank shall maintain adequate surety bonds, covering all officers, employees, attorneys or agents having control over or access to monies or securities Page 17

Exhibit 3.1 owned by the Bank or in its possession. The Bank shall comply with all provisions of law as to the maintenance of liability, compensation, or other insurance, and shall maintain such additional forms and amounts of insurance as the Board may from time to time determine. Section 5. Signing of Papers. All contracts, deeds, bonds, assignments or other documents of the Bank shall be signed in the name of the Bank by two officers or by an officer and such employee as may be designated from time to time by the Board. All checks, drafts or orders for payment shall be signed in the name of the Bank by any two officers or employees as may from time to time be so authorized by the Board. When authorized by the Board, checks may be issued by the Bank bearing the facsimile signature of any two officers designated by the Board. Collateral releases, endorsements, or other documents concerning the release of Bank collateral shall be signed in the name of the Bank by one officer or employee as may be designated by the Board from time to time. Section 6. Operations. The Bank shall operate and do business within the provisions of the Act, the Rules and Regulations, its certificate of organization and these Bylaws. Section 7. Fiscal Year. The fiscal year of the Bank shall begin on the first day of January. Section 8. Amendment. The Bylaws of the Bank may be amended or replaced by the affirmative vote of a majority of the Board at any regular or special meeting of the Board, provided that each director shall have been given notice of the proposed amendment and of the form of such amendment at least ten days preceding any meeting called for such purpose. The Bylaws may be amended by the affirmative vote of a majority of the Board at any regular meeting without written notice of the proposed amendment and of the form of the amendment being given to each director, provided that the form of the proposed amendment has been submitted to the previous regular meeting of the Board and has been incorporated in the minutes of said meeting. Last Amended: May 21, 2010February 18, 2016 Effective: February 18, 2016June 28, 2019 I hereby certify that the foregoing is a true and correct copy of the amended Bylaws adopted by the Board of Directors of the Federal Home Loan Bank of Indianapolis at its February 18, 2016 regularJune 28, 2019 meeting of the Board, after being read at the January 29, 2016May 22, 2019 meeting of the Board to be effective February 18, 2016June 28, 2019. February 18, 2016 ____________________________ Page 18

Exhibit 3.1 June 28, 2019 /s/ Matthew R. St. Louis Secretary of the Board of Directors Page 19